Annual Meeting

July 2007

Current Production		
	Oil (Bbls / d)	Gas (Mcf / d)	Total (BOE / d)
Eel River	-	396	66
Texas	620	-	620
Total	620	396	686

	Estimated Proved Reserves			
	Oil (MBbls)	Gas (MMcf)	Total (MBOE)	Gross Acreage
Eel River	-	23,398	3,900	14,000
Texas	4,430	442	4,504	4,000
Total	4,430	23,840	8,404	18,000

Standardized measure of discounted future net cash flows $102 MM

Operations Overview

Note:  Reserve estimates based on January 1, 2007 Cawley Gillespie reserve report.

Eel River
Basin

Anadarko
Basin

Texas Gulf
Coast

Texas Gulf Coast

Goose Creek/

Goose Creek East

Cleveland

Saratoga

Texas Gulf Coast Status

Acquisition in September 2006: 620 BOE of current daily production and 4.5 MMboe of proved reserves

Goose Creek – 150 MMBO produced, 30 productive reservoirs
between 800 and 4,500 ft

Extensive portfolio of high quality, repeatable recompletion and PUD opportunities

Significant Vicksburg potential below established productive horizons

3D seismic program planned to identify upside potential

Waterflood opportunities

Over 3,000 net acres with 95% - 100% working interest

Transaction gave Foothills immediate operating presence in Texas

Operating platform for complementary acquisitions

Texas Gulf Coast

Strategic ongoing effort on recompletions / workovers

18 of first 20 successful

Finding new opportunities in “the file room”

Initiated natural gas production and fine-tuning gas production infrastructure

Improving oil production infrastructure – new flow lines, pumps, etc.

Revised oil sales contracts, 70¢ per barrel increase

Finalizing PUD drilling plans

Three to five new wells, expect significant production boost – target
August start

Planning process for 3D seismic ongoing

Possible joint well to deeper Vicksburg gas

Evaluating opportunities at Cleveland Field

EEL RIVER BASIN
FIELDS AND
PROSPECTS
FIELDS
PROSPECTS
STRAT PLAYS
Pacific Ocean
EUREKA
BAY TREND
TABLE BLUFF ANTICLINE
TABLE BLUFF STRAT (DH)
TOMPKINS HILL FIELD
TOMPKINS SOUTH
Eel River
FORTUNA
BASIN MARGIN
AIRPORT
DORRIS (DHI)
BROWN
GRIZZLY FLANK STRAT
GRIZZLY BLUFF FIELD
GRIZZLY BEAR PROSPECT
GAS SEEP
SCOTIA
PG & E PIPELINE
-9000'
-8000'
-7000'
-6000'
-5000'
-4000'

Eel River Basin

Eel River Basin Update

Two wells drilled in 2006 making over 550,000 cubic ft / day

Acquired 12.7 sq mi 3D seismic survey over Grizzly Bluff

Interpretation underway

Planning advanced for 2007 drilling program

Drilling rig identified

Expect drilling start August / September

Plan to drill Grizzly Bear and shallow / intermediate depth
development wells

Active leasing program continues, basin dominance

About 10,000 acres added to date / 14,000 acres total

Environmental Impact Report being prepared

Large inventory of future drilling locations

Vicenus 1-2
Vicenus 1-1
Christiansen 2-4
Christiansen 2-4 RD
Christiansen 2-1
Christiansen-Hough 1-1
Christiansen 3-15
SB-3

Grizzly Bluff
3D Outline and Proposed 2007 Drilling

Vicenus 1-3

Deepening

Shallow

PUD

Grizzly Deep

Tentative

LRD/LLRD

Locations

WEST
Foothills Resources
Christiansen
3-15
KB 77; 2006
EAST
EEL RIVER
Sea Level
-1000
-2000
-3000
-4000
-5000
-6000
-7000
-8000
-9000
-10,000
-11,000
-12,000
(-3641) Top Anderson
Lower Anderson Sands
Main and Upper
Anderson Sands
RIO FAULT
DST Tested
Gas In V-1
(-6256) TD
Eel River Sand
Pullen Sand
Bear River Sands
Substantial Gas Shows
Gas Shows With
Condensate/Oil Shows
While Drilling
(-10,313) TD In Bear River
0
.5
1 mile
1000
Feet
PROSPECTIVE SANDS
TESTED GAS
(PROVEN UNDEVELOPED RESERVES)
SAND
SHALE
FOOTHILLS RESOURCES
GRIZZLY PROJECT
EAST-WEST
CROSS SECTION
Oct. , 2006

Grizzly
Bear

Anadarko Basin

Resource Play

Prolific deep Morrow / Hunton gas play in Anadarko basin

Morrow and Hunton prospects have already been identified

Exploration / Development Plan

Acquiring rights to and reprocessing / interpreting a 75 sq mi 3D seismic survey in Roger Mills County, OK

Existing Morrow and Hunton prospects will be refined with the 3D seismic and leased in 2007

Promote prospects for carried working interest